UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2016

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On October 10, 2016, Supernus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company will report the results of its Phase IIb dose-ranging clinical trial of SPN-812 in children for the treatment of attention deficit hyperactivity disorder (ADHD) on Tuesday, October 11, 2016.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 11, 2016 the Company announced positive topline results from its Phase IIb dose-ranging clinical trial of SPN-812 in children for the treatment of attention deficit hyperactivity disorder (ADHD).  The trial was successful in meeting the primary endpoint, demonstrating that SPN-812 at daily doses of 400 mg, 300 mg and 200 mg achieved a statistically significant improvement in the symptoms of ADHD from baseline to end of study as measured by the ADHD Rating Scale-IV. All SPN-812 doses tested in the trial were well tolerated. Based on these positive results in children with ADHD and the positive Phase IIa results in adults with ADHD, the Company plans to have an end-of-Phase II meeting with the U.S. Food and Drug Administration after which it will initiate Phase III clinical testing.  A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are furnished as Exhibits pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated October 10, 2016.

Exhibit 99.2 — Press Release Dated October 11, 2016.

Exhibit 99.3 — Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 14, 2016	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated October 10, 2016.	Attached

99.2	Press Release Dated October 11, 2016.	Attached

99.3	Presentation Slides.	Attached